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                                                                      EXHIBIT 21



                      SUBSIDIARIES OF CARVER CORPORATION



          Name                                  Jurisdiction of Incorporation
      ------------                              -----------------------------

   Carver International Ltd.                              Guam


   GREAT AMERICAN SOUND COMPANY                     State of Washington